                                                              EXHIBIT 16

                                 [LETTERHEAD]


May 19, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20540

Ladies and Gentlemen:

We have read the third paragraph of the item titled "Experts" in the Form S-1 Registration Statement of Mannatech, Incorporated, filed with the Securities and Exchange Commission on April 10, 1998, and are in agreement with the statements contained therein.

Yours very truly,

BELEW AVERITT LLP



By: /s/ Terry L. Orr, Partner
    -------------------------------
        Terry L. Orr, Partner

TO/cgc